Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

Synopsys-ir@synopsys.com

EDITORIAL CONTACT:

Carole Murchison

Synopsys, Inc.

650-584-4632

carolem@synopsys.com

Synopsys Posts Financial Results for Second Quarter Fiscal Year 2017

Q2 2017 Financial Highlights

•	Revenue: $680.1 million

•	GAAP earnings per share: $0.34

•	Non-GAAP earnings per share: $0.88

MOUNTAIN VIEW, Calif. – May 17, 2017 – Synopsys, Inc. (Nasdaq: SNPS) today reported results for its second quarter of fiscal year 2017.

Synopsys reported revenue of $680.1 million, compared to $605.0 million for the second quarter of fiscal year 2016, an increase of 12.4 percent.

“In the second fiscal quarter, we again delivered strong results across our portfolio, enhanced by the timing of hardware shipments. Consequently, we are increasing our annual revenue, non-GAAP earnings per share and operating cash flow targets. In addition, we executed a second $100 million share repurchase,” said Aart de Geus, chairman and co-CEO of Synopsys. “Our priorities remain centered on generating long-term shareholder value. We do this by investing prudently for current and future operations, acquisitions, and returning capital to shareholders; scaling revenue and profitability throughout our business; and sustainably growing our bottom line.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2017 was $53.3 million, or $0.34 per share, compared to $69.4 million, or $0.45 per share, for the second quarter of fiscal 2016. GAAP results include $12.9 million, or $0.08 per share, in restructuring charges, and a $38 million, or $0.25 per share, accrual for a litigation contingency.

Non-GAAP Results

On a non-GAAP basis, net income was $135.8 million, or $0.88 per share, compared to non-GAAP net income of $125.6 million, or $0.81 per share, for the second quarter of fiscal 2016.

A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

Financial Targets

Synopsys also provided its financial targets for the third quarter and full fiscal year 2017, which do not include any impact of future acquisition-related activities or costs. These targets constitute forward-looking statements and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal Year 2017 Targets:

•	Revenue: $685 million - $700 million

•	GAAP expenses: $574 million - $593 million

•	Non-GAAP expenses: $517 million - $527 million

•	Other income and expense: ($1) million - $1 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $0.69 - $0.78

•	Non-GAAP earnings per share: $0.91 - $0.94

Full Fiscal Year 2017 Targets:

•	Revenue: $2.650 billion - $2.670 billion

•	Other income and expense: $2 million - $6 million

•	Normalized annual tax rate applied in non-GAAP net income calculations: 19 percent

•	Fully diluted outstanding shares: 153 million - 156 million

•	GAAP earnings per share: $1.84 - $1.97

•	Non-GAAP earnings per share: $3.24 - $3.29

•	Cash flow from operations: $580 million - $600 million

GAAP Reconciliation

Synopsys continues to provide all information required in accordance with GAAP, but believes evaluating its ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, Synopsys presents non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate Synopsys’ operating results in a manner that focuses on what Synopsys believes to be its core business operations and what Synopsys uses to evaluate its business operations and for internal planning and forecasting purposes. Synopsys’ management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Synopsys’ management believes it is useful for itself and investors to review, as applicable, both GAAP information that includes: (i) the amortization of acquired intangible assets, (ii) the impact of stock compensation, (iii) acquisition-related costs, (iv) restructuring charges, (v) the effects of certain settlements, final judgments and loss contingencies related to legal proceedings, and (vi) the income tax effect of non-GAAP pre-tax adjustments; and the non-GAAP measures that exclude such information in order to assess the performance of Synopsys’ business and for planning and forecasting in subsequent periods. In fiscal 2016, Synopsys began utilizing a normalized annual non-GAAP tax rate in the calculation of its non-GAAP measures that is based on our projected annual tax rate through fiscal 2018. In projecting this rate, we evaluated our historical and projected mix of U.S. and international profit before tax, excluding the impact of stock-based compensation, the amortization of purchased intangibles and other non-GAAP adjustments described above. We also took into account other factors including our current tax structure, our existing tax positions, and expected recurring tax incentives, such as the U.S. federal research and development tax credit. We re-evaluate this rate on an annual basis for any significant events that may materially affect our projections, such as significant changes in our geographic earnings mix or significant tax law changes in major jurisdictions where we operate. Whenever

Synopsys uses a non-GAAP financial measure, it provides a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure as detailed below, as well as in Item 2.02 of the Current Report on Form 8-K filed on May 17, 2017 for additional information about the measures Synopsys uses to evaluate its core business operations.

Reconciliation of Second Quarter Fiscal Year 2017 Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Second Quarter Fiscal Year 2017 Results

(unaudited and in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2017	2016	2017	2016
GAAP net income	$53,306	$69,376	$139,894	$129,411
Adjustments:
Amortization of intangible assets	27,498	31,579	57,006	69,040
Stock compensation	25,562	23,459	51,396	46,472
Acquisition-related costs	1,722	1,941	5,021	5,813
Restructuring charges	12,907	894	25,012	2,987
Legal matters	38,000	—	38,000	—
Tax adjustments	(23,151)	(1,621)	(35,408)	(22,162)

Non-GAAP net income	$135,844	$125,628	$280,921	$231,561

	Three Months Ended April 30,		Six Months Ended April 30,
	2017	2016	2017	2016
GAAP net income per share	$0.34	$0.45	$0.90	$0.84
Adjustments:
Amortization of intangible assets	$0.18	0.20	0.37	0.45
Stock compensation	$0.17	0.15	0.34	0.29
Acquisition-related costs	$0.01	0.01	0.03	0.03
Restructuring charges	$0.08	0.01	0.16	0.02
Legal matters	$0.25	—	0.25	—
Tax adjustments	$(0.15)	(0.01)	(0.23)	(0.14)

Non-GAAP net income per share	$0.88	$0.81	$1.82	$1.49

Shares used in calculation	154,861	154,536	154,754	154,921

Reconciliation of Target Non-GAAP Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below.

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2017 Targets

(in thousands, except per share amounts)

	Range for Three Months Ending July 31, 2017 (1)
	Low	High
Target GAAP expenses	$574,000	$593,000
Adjustments:
Estimated impact of amortization of intangible assets	(25,000)	(28,000)
Estimated impact of stock compensation	(25,000)	(29,000)
Estimated impact of restructuring	(7,000)	(9,000)

Target non-GAAP expenses	$517,000	$527,000

	Range for Three Months Ending July 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$0.69	$0.78
Adjustments:
Estimated impact of amortization of intangible assets	0.18	0.16
Estimated impact of stock compensation	0.19	0.16
Estimated impact of restructuring	0.06	0.05
Estimated impact of tax adjustments	(0.21)	(0.21)

Target non-GAAP earnings per share	$0.91	$0.94

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2017 Targets

	Range for Fiscal Year Ending October 31, 2017 (1)
	Low	High
Target GAAP earnings per share	$1.84	$1.97
Adjustments:
Estimated impact of amortization of intangible assets	0.71	0.68
Estimated impact of stock compensation	0.72	0.68
Estimated impact of acquisition-related costs	0.03	0.03
Estimated impact of restructuring	0.22	0.21
Estimated impact of legal matters	0.25	0.25
Estimated impact of tax adjustments	(0.53)	(0.53)

Target non-GAAP earnings per share	$3.24	$3.29

Shares used in non-GAAP calculation (midpoint of target range)	154,500	154,500

(1)	Synopsys’ third quarter and fiscal year end on July 29, 2017 and October 28, 2017, respectively. For presentation purposes, we refer to the closest calendar month end.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m. Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at www.synopsys.com. A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 423492, beginning at 4:00 p.m. Pacific Time today, until 11:59 p.m. Pacific Time on May 24, 2017. A webcast replay will also be available on the website from approximately 4:30 p.m. Pacific Time today through the time Synopsys announces its results for the third fiscal quarter in August 2017. Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and co-chief executive officer, and Trac Pham, chief financial officer, on its website following the call. In addition, Synopsys makes additional information available in a financial supplement and corporate overview presentation, also posted on the corporate website.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement and corporate overview presentation (available in the Investor Relations section of Synopsys’ website at www.synopsys.com) represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the co-chief executive officer and chief financial officer made during the call, the financial supplement, and corporate overview presentation will remain available on Synopsys’ website through the date of the third quarter fiscal year 2017 earnings call in August 2017, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal year 2017 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal year 2017 in its quarterly report on Form 10-Q to be filed by June 8, 2017.

About Synopsys

Synopsys, Inc. (Nasdaq: SNPS) is the Silicon to Software™ partner for innovative companies developing the electronic products and software applications we rely on every day. As the world’s 15th largest software company, Synopsys has a long history of being a global leader in electronic design automation (EDA) and semiconductor IP and is also growing its leadership in software security and quality solutions. Whether you’re a system-on-chip (SoC) designer creating advanced semiconductors, or a software developer writing applications that require the highest security and quality, Synopsys has the solutions needed to deliver innovative, high-quality, secure products. Learn more at https://www.synopsys.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including, but not limited to, information in the sections entitled “Financial Targets” and “Reconciliation of Target Non-GAAP Operating Results” as well as statements related to customer demand for our technology and projected financial results and business objectives. These statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements. Accordingly, we caution stockholders and prospective investors not to place undue reliance on these statements. Such risks, uncertainties and factors include, but are not limited to: uncertainty in the growth of the semiconductor and electronics industry; consolidation among our customers and our dependence on a relatively small number of large customers; continued uncertainty in the global economy; our ability to realize the potential financial or strategic benefits of acquisitions we complete; fluctuation of our operating results; our highly competitive industries and our ability to meet our customers’ demand for innovative technology at lower costs; our ability to carry out our new product and technology initiatives; our ability to protect our proprietary technology; changes in accounting principles or standards; investments of more resources in research and development than anticipated; risks and compliance obligations relating to the global nature of our operations; cybersecurity threats or other security breaches; changes in our GAAP or non-GAAP tax rate; liquidity requirements in our U.S. operations; claims that our products infringe on third-party intellectual property rights; litigation; product errors or defects; increased risks resulting from an increase in sales of our hardware products; the ability to obtain licenses to third-party software and intellectual property on reasonable terms or at all; the ability to timely recruit and retain senior management and key employees; evolving corporate governance and public disclosure regulations; the inherent limitations on the effectiveness of our controls and compliance programs; the impairment of our investment portfolio by the deterioration of capital markets and the change in the fair value of our non-qualified deferred compensation plan obligations; the accuracy of certain assumptions, judgments and estimates that affect amounts reported in our financial statements; and the impact of catastrophic events. More information on potential risks, uncertainties and other factors that could affect Synopsys’ results is included in filings it makes with the Securities and Exchange Commission from time to time, including in the sections entitled “Risk Factors” in its Annual Report on Form 10-K for the fiscal year ended October 31, 2016 and in its Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2017 to be filed with the SEC. The information provided herein is as of May 17, 2017. Synopsys undertakes no duty, and does not intend, to update any forward-looking statement, whether as a result of new information, future events or otherwise, unless required by law.

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SYNOPSYS, INC.

Unaudited Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended April 30,		Six Months Ended April 30,
	2017	2016	2017	2016
Revenue:
Time-based products	$501,096	$484,175	$990,461	$948,455
Upfront products	83,450	58,163	163,059	101,600
Maintenance and service	95,523	62,667	179,335	123,554

Total revenue	680,069	605,005	1,332,855	1,173,609
Cost of revenue:
Products	100,907	85,444	197,878	161,837
Maintenance and service	41,487	21,631	78,790	44,156
Amortization of intangible assets	19,634	24,555	41,106	55,081

Total cost of revenue	162,028	131,630	317,774	261,074

Gross margin	518,041	473,375	1,015,081	912,535
Operating expenses:
Research and development	223,015	216,172	435,663	412,877
Sales and marketing	137,211	120,926	263,722	243,546
General and administrative	83,438	41,553	124,304	81,250
Amortization of intangible assets	7,864	7,024	15,900	13,959
Restructuring charges	12,907	894	25,012	2,987

Total operating expenses	464,435	386,569	864,601	754,619

Operating income	53,606	86,806	150,480	157,916
Other income (expense), net	8,414	10,417	19,901	3,649

Income before income taxes	62,020	97,223	170,381	161,565
Provision (benefit) for income taxes	8,714	27,847	30,487	32,154

Net income	$53,306	$69,376	$139,894	$129,411

Net income per share:
Basic	$0.35	$0.46	$0.93	$0.85
Diluted	$0.34	$0.45	$0.90	$0.84

Shares used in computing per share amounts:
Basic	150,384	152,250	150,583	152,609

Diluted	154,861	154,536	154,754	154,921

(1)	Synopsys’ second quarter of fiscal year 2017 and 2016 ended on April 29, 2017 and April 30, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	April 30, 2017	October 31, 2016
ASSETS:
Current assets:
Cash and cash equivalents	$991,325	$976,620
Short-term investments	140,243	140,695

Total cash, cash equivalents and short-term investments	1,131,568	1,117,315
Accounts receivable, net	373,770	438,873
Income taxes receivable and prepaid taxes	55,505	56,091
Prepaid and other current assets	121,169	104,659

Total current assets	1,682,012	1,716,938
Property and equipment, net	259,476	257,035
Goodwill	2,661,538	2,518,245
Intangible assets, net	274,609	266,661
Long-term prepaid taxes	15,068	13,991
Long-term deferred income taxes	367,000	281,926
Other long-term assets	206,855	185,569

Total assets	$5,466,558	$5,240,365

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$351,500	$401,451
Accrued income taxes	11,796	22,693
Deferred revenue	952,050	1,085,802
Short-term debt	278,001	205,000

Total current liabilities	1,593,347	1,714,946
Long-term accrued income taxes	37,714	39,562
Long-term deferred revenue	81,476	79,856
Long-term debt	139,688	—
Other long-term liabilities	236,838	210,855

Total liabilities	2,089,063	2,045,219
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 150,549 and 151,454 shares outstanding, respectively	1,506	1,515
Capital in excess of par value	1,661,205	1,644,675
Retained earnings	2,170,133	1,947,585
Treasury stock, at cost: 6,713 and 5,811 shares, respectively	(376,100)	(294,052)
Accumulated other comprehensive income (loss)	(79,249)	(104,577)

Total stockholders’ equity	3,377,495	3,195,146

Total liabilities and stockholders’ equity	$5,466,558	$5,240,365

(1)	Synopsys’ second quarter of fiscal 2017 ended on April 29, 2017, and its fiscal year 2016 ended on October 29, 2016. For presentation purposes, we refer to the closest calendar month end.

SYNOPSYS, INC.

Unaudited Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$139,894	$129,411
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	97,044	107,226
Stock compensation	51,396	46,472
Allowance for doubtful accounts	679	450
(Gain) loss on sale of investments	(1)	(10)
Write-down of long-term investments	1,300	—
Deferred income taxes	3,339	(9,984)
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	81,098	93,619
Prepaid and other current assets	(13,291)	(23,208)
Other long-term assets	(24,021)	656
Accounts payable and accrued liabilities	(23,341)	(108,005)
Income taxes	(11,436)	3,489
Deferred revenue	(132,803)	(52,852)

Net cash provided by operating activities	169,857	187,264

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	94,512	75,570
Purchases of short-term investments	(94,182)	(79,079)
Proceeds from sales of long-term investments	—	1,785
Purchases of property and equipment	(31,195)	(28,900)
Cash paid for acquisitions and intangible assets, net of cash acquired	(187,624)	(46,100)
Capitalization of software development costs	(2,066)	(1,973)
Other	2,100	—

Net cash used in investing activities	(218,455)	(78,697)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit facilities	250,000	60,000
Repayment of debt	(36,875)	(15,000)
Issuances of common stock	62,254	42,764
Payments for taxes related to net share settlement of equity awards	(8,058)	(5,981)
Purchase of equity forward contract	(20,000)	(20,000)
Purchases of treasury stock	(180,000)	(180,000)
Other	(482)	(550)

Net cash provided by (used in) financing activities	66,839	(118,767)
Effect of exchange rate changes on cash and cash equivalents	(3,536)	1,958

Net change in cash and cash equivalents	14,705	(8,242)
Cash and cash equivalents, beginning of the year	976,620	836,188

Cash and cash equivalents, end of the period	$991,325	$827,946

(1)	Synopsys’ second quarter of fiscal year 2017 and 2016 ended on April 29, 2017 and April 30, 2016, respectively. For presentation purposes, we refer to the closest calendar month end.